UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:	May 3, 2012
(Date of earliest event reported):	April 30, 2012

FULTON FINANCIAL CORPORATION
(Exact name of Registrant as specified in its Charter)

Pennsylvania	0-10587	23-2195389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

P.O. Box 4887, One Penn Square Lancaster, Pennsylvania	17604
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  717-291-2411
Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
[ ]	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders.

Fulton Financial Corporation (“Fulton”) held its 2012 Annual Meeting of Shareholders (“Annual Meeting”) on Monday, April 30, 2012 at 10:00 a.m. Eastern Time. At the Annual Meeting, shareholders voted on the three proposals outlined in Fulton’s March 28, 2012 proxy statement, which consisted of: (i) the election of thirteen (13) director nominees to serve for one-year terms; (ii) a non-binding Say-on-Pay resolution to approve the compensation of the named executive officers; and (iii) the ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2012. All matters voted upon at the Annual Meeting were approved by shareholders, and the number of votes cast for, against or withheld, as well as the number of abstentions and broker non-votes, as to each such matter, where applicable, are set forth below.

Proposal 1 - The election of thirteen (13) director nominees to serve for one-year terms.

	Number of Votes Cast
Nominee	For	Withheld	Broker Non-Vote
Jeffrey G. Albertson	119,434,345	19,027,875	30,939,254
Joe N. Ballard	134,082,033	4,380,187	30,939,254
John M. Bond, Jr.	136,041,632	2,420,588	30,939,254
Craig A. Dally	123,259,385	15,202,835	30,939,254
Patrick J. Freer	132,202,020	6,260,200	30,939,254
Rufus A. Fulton, Jr.	125,003,361	13,458,859	30,939,254
George W. Hodges	132,120,225	6,341,995	30,939,254
Willem Kooyker	136,082,299	2,379,921	30,939,254
Donald W. Lesher, Jr.	132,181,849	6,280,371	30,939,254
Albert Morrison III	136,005,792	2,456,428	30,939,254
R. Scott Smith, Jr.	132,098,710	6,363,510	30,939,254
Gary A. Stewart	133,942,495	4,519,725	30,939,254
E. Philip Wenger	125,103,913	13,358,307	30,939,254

Proposal 2 - A non-binding Say-on-Pay resolution to approve the compensation of the named executive officers.

Number of Votes Cast
For	Against	Abstain	Broker Non-Vote
127,000,868	10,101,627	1,359,725	30,939,254

Proposal 3 - The ratification of the appointment of KPMG LLP as Fulton’s independent auditor for the fiscal year ending December 31, 2012.

Number of Votes Cast
For	Against	Abstain	Broker Non-Vote
165,222,962	3,455,053	723,459	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 3, 2012	Fulton Financial Corporation By: /s/ Charles J. Nugent Charles J. Nugent Senior Executive Vice President and Chief Financial Officer